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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                   Three Months Ended
                                                        July 31,
                                               -------------------------
                                                   2000          1999
                                               ----------    -----------
Net (loss)                                     $ (638,826)   $(1,580,039)
                                               ==========    ===========
Average shares outstanding                      8,855,218      8,819,073
Stock options:
 Total options                                       --             --
 Assumed treasury stock buyback                      --             --
Warrants assumed converted                           --             --
Convertible redeemable preferred
 stock assumed converted                             --             --
                                               ----------    -----------
Number of shares used in per
  common share computation                      8,855,218      8,819,073
                                               ==========    ===========

Basic net (loss) per share of common stock     $     (.07)   $      (.18)
                                               ==========    ===========
Diluted net (loss) per share of common stock   $     (.07)   $      (.18)
                                               ==========    ===========

                                                    Six Months Ended
                                                        July 31,
                                               -------------------------
                                                   2000          1999
                                               ----------    -----------
Net (loss)                                     $ (323,997)    (3,139,059)
                                               ==========    ===========
Average shares outstanding                      8,851,715      8,816,834
Stock options:
 Total options                                       --             --
 Assumed treasury stock buyback                      --             --
Warrants assumed converted                           --             --
Convertible redeemable preferred
 stock assumed converted                             --             --
                                               ----------    -----------
Number of shares used in per
  common share computation                      8,851,715      8,816,834
                                               ==========    ===========

Basic net (loss) per share of common stock     $     (.04)   $      (.36)
                                               ==========    ===========
Diluted net (loss) per share of common stock   $     (.04)   $      (.36)
                                               ==========    ===========